EXHIBIT 3.210
LIMITED LIABILITY COMPANY AGREEMENT
OF
ABILENE MERGER, LLC
This Limited Liability Company Agreement of Abilene Merger, LLC, effective as of August 30, 2002 (this “Agreement”), is entered into by Quorum, Inc., as the sole member (the “Member”).
WHEREAS, the Member desires to form a limited liability company under and subject to the laws of the State of Delaware for the purpose described below; and
WHEREAS, the Member desires to enter into this Agreement to define formally and express the terms of such limited liability company and its rights and obligations with respect thereto.
NOW, THEREFORE, the Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), and hereby agrees as follows:
1. Name. The name of the limited liability company formed hereby is Abilene Merger, LLC (the “Company”).
2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, carrying on any lawful business, purpose or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.
Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.
4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.
5. Member and Capital Contribution. The name and the business address of the Member and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company are set forth on Schedule A attached hereto and shall be listed on the books and records of the Company. The managers of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to accurately reflect the information therein. The Member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional capital contributions to the Company.
6. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. Donald P. Fay is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The Member hereby designates the following persons to serve as officers and managers in the capacity set forth after their names, each until such person’s successor shall have been duly appointed or until such person’s earlier resignation or removal:

James D. Shelton	President

Donald P. Fay	Executive Vice President, Secretary and Manager

Michael L. Silhol	Vice President

Burke W. Whitman	Treasurer and Manager

W. Stephen Love	Manager

Robert P. Frutiger	Vice President
The officers and managers of the Company shall have such authority and perform such duties in the management of the Company as may be determined by the Member or as provided herein or under the Act.
7. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
8. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
9. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
10. Resignation. The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Agreement) prior to the dissolution and winding up of the Company.
11. Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquiror.
12. Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of this Agreement or a counterpart of this Agreement and thereupon shall become the “Member” for purposes of this Agreement.

SCHEDULE A

Member and	Capital	Limited Liability
Business Address	Contribution	Company Interest
Quorum, Inc.	$1,000.00	100%
13455 Noel Road, 20th Floor
Tower II
Dallas, TX 75240
Attn: Donald P. Fay

13. Liability of Member and Managers. Neither the Member nor any officer or manager of the Company shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
14. Indemnification. The Company shall indemnify and hold harmless the officers and managers of the Company and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the Act.
15. Certificate(s) of Interest. Interest in the Company shall be represented by certificate(s) issued by the Company, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Delaware Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code.
16. Amendment. This Agreement may be amended from time to time with the consent of the Member.
17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
18. Federal Income Tax Treatment. The Member, officers and managers shall not cause the Company to “check-the-box” pursuant to Treasury Regulations Section 301.7701-3 to be treated in any manner other than the Company’s default classification which is currently “disregarded as an entity separate from its owner.” Written consent of the Member and all of the managers shall be required prior to electing any other treatment of the Company.
IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement to be effective as of the 30th day of August, 2002.
QUORUM, INC.
By: /s/ Donald P. Fay
Name: Donald P. Fay
Title: Executive Vice President

MASTER AGREEMENT
By and Among
QUORUM, INC.,
NC-SCHI, INC.,
TRIAD-ARMC, LLC,
ABILENE HOSPITAL, LLC,
ARMC, L.P.,
AND
ABILENE MERGER, LLC
AUGUST 30, 2002

MASTER AGREEMENT
THIS MASTER AGREEMENT (“Agreement”) dated August 30, 2002, is entered into by and among Quorum, Inc., a Delaware corporation (“Quorum”), NC-SCHI, Inc., a Georgia corporation (“SCHI”), Abilene Hospital, LLC, a Delaware limited liability company (“Abilene Hospital”), Triad-ARMC, LLC, a Delaware limited liability company (“Triad-ARMC”), ARMC, L.P., a Delaware limited partnership (“ARMC LP”), and Abilene Merger, LLC, a Delaware limited liability company (“Abilene Merger”). All of the foregoing parties to this Agreement are collectively referred to herein as the “Parties.”
RECITALS
WHEREAS, Quorum is the sole shareholder of SCHI; and
WHEREAS, SCHI owns and operates Abilene Regional Medical Center, an acute care hospital located in Abilene, Texas (“ARMC”); and
WHEREAS, SCHI is the sole shareholder of QHG of Enterprise, Inc., an Alabama corporation (“QHG”); and
WHEREAS, QHG owns and operates Medical Center Enterprise, an acute care hospital located in Alabama (“MCE”); and
WHEREAS, the parties desire to restructure the ownership of ARMC and MCE; and
WHEREAS, Abilene Hospital, Triad-ARMC, ARMC LP and Abilene Merger are entities newly formed for the purpose of carrying out the transactions described in this Agreement.
NOW THEREFORE, the Parties agree as follows:
ARTICLE I.
Order Of Transactions
Section 1.1 Transactions Described in Articles II through V. The Parties agree that it is their intent that the order of the transactions described in Articles II-V below shall occur and be effective on or before September 1, 2002 in the following sequence:
(a) First, on or prior to the effective date of this Agreement, SCHI shall have formed Triad-ARMC and Abilene Hospital in the manner described in Article II below; and Quorum shall have formed Abilene Merger in the manner described in Article II below.
(b) Second, on or prior to the effective date of this Agreement, SCHI and Triad-ARMC shall have formed ARMC LP, in the manner described in Article III below.
(c) Third, effective as of 12:01 a.m. on September 1, 2002, SCHI shall contribute the assets and liabilities of ARMC to ARMC LP, and Triad-ARMC shall contribute cash to ARMC LP, in the manner described in Article IV below.

(d) Fourth, effective as of 12:01 a.m. on September 1, 2002, SCHI shall contribute its limited partner interest in ARMC LP to Abilene Hospital in the manner described in Article V below.
Section 1.2 Transactions Described in Articles VI and VII. The Parties agree that it is their intent that the transactions described in Articles VI and VII below shall occur and be effective as of December 31, 2002:
(a) First, effective as of December 31, 2002, SCHI shall merge with and into Abilene Merger in the manner described in Article VI below.
(b) Second, effective as of December 31, 2002 SCHI shall contribute all of the capital stock of QHG to Quorum in the manner described in Article VII below.
Section 1.3 Order of Occurrence. The Parties agree that all filings will be deemed to have occurred in the order described in this Agreement regardless of the exact time the filings are recorded by the Secretary of the State of Delaware, Secretary of the State of Georgia, Secretary of the State of Texas, or any other governmental agency or authority. The Parties agree that the transactions may not occur in any order other than in the manner described in this Agreement, and that each document, certificate or instrument to be filed with any Secretary of State or other governmental agency or authority shall be deemed filed as though the preceding transaction as described herein had taken place immediately prior to such filing.
ARTICLE II.
FORMATION OF NEW ENTITIES
Section 2.1 Formation of SCHI Entities. Effective on or before the date of this Agreement, SCHI shall have formed two limited liability companies in accordance with the laws of the State of Delaware. The limited liability companies formed by SCHI in accordance with this Section are parties to this Agreement and are referred to herein as Triad-ARMC and Abilene Hospital. The limited liability company agreements of Triad-ARMC and Abilene Hospital, respectively, each shall provide that the company may engage in any lawful business permitted by the Delaware Limited Liability Company Act.
Section 2.2 Formation of Quorum Entity. Effective on or before the date of this Agreement, Quorum shall have formed a limited liability company in accordance with the laws of the State of Delaware. The limited liability company formed by Quorum in accordance with this Section is a party to this Agreement and is referred to herein as Abilene Merger. The limited liability company agreement of Abilene Merger shall provide that the company may engage in any lawful business permitted by the Delaware Limited Liability Company Act.
Section 2.3 Authority to Conduct Business. Triad-ARMC shall be registered as a foreign entity authorized to conduct business in the State of Texas. Abilene Hospital shall be registered as a foreign entity authorized to conduct business in the State of Arizona.

ARTICLE III.
FORMATION OF ARMC LP
Section 3.1 Formation of ARMC LP. Effective on or before the date of this Agreement, SCHI, as the limited partner, and Triad-ARMC, as the general partner, shall have formed a limited partnership in accordance with the laws of the State of Delaware. The limited partnership formed by SCHI and Triad-ARMC in accordance with this Section is a party to this Agreement and is referred to herein as ARMC LP. The limited partnership agreement of ARMC LP shall provide that the Partnership may engage in any lawful business permitted by the Delaware Revised Uniform Limited Partnership Act.
Section 3.2 Authority to Conduct Business. ARMC LP shall be registered as a foreign entity authorized to conduct business in the State of Texas.
Section 3.3 Condition Precedent. The formation of the limited partnership described in this Article III is conditioned upon the prior occurrence of the transaction described in Article II.
ARTICLE IV.
CONTRIBUTIONS TO ARMC LP
Section 4.1 Partner Contributions to ARMC LP. Effective as of 12:01 a.m. on September 1, 2002, the following contributions shall occur in accordance with the terms and conditions of a Contribution Agreement dated on or about August 31, 2002 among SCHI, Triad-ARMC and ARMC LP:
(a) SCHI shall contribute the assets and liabilities of ARMC to ARMC LP in exchange for a 99% limited partner interest in ARMC LP; and
(b) Triad-ARMC will contribute cash in the amount of One Million One Hundred Forty-Eight Thousand Two Hundred Ninety-Nine Dollars ($1,148,299) to ARMC LP in exchange for a 1% general partner interest in ARMC LP.
Section 4.2 Conditions Precedent. The transactions described in this Article IV are conditioned upon the prior occurrence of the transactions described in Article II followed by the transaction described in Article III.
ARTICLE V.
CONTRIBUTION OF ARMC LP INTEREST
Section 5.1 Contribution of Partnership Interest. Effective as of 12:01 a.m. on September 1, 2002, SCHI shall contribute its limited partner interest in ARMC LP to Abilene Hospital in accordance with the terms and conditions of a Contribution Agreement dated on or about August 31, 2002 between SCHI and Abilene Hospital.
Section 5.2 Conditions Precedent. The transaction described in this Article V is conditioned upon the prior occurrence of the transactions described in Article II followed by the transaction described in Article III followed by the transactions described in Article IV.

ARTICLE VI.
MERGER OF SCHI AND ABILENE MERGER
Section 6.1 Merger. Effective as of December 31, 2002, SCHI shall merge with and into Abilene Merger in accordance with the terms and conditions set forth in the Agreement and Plan of Merger between SCHI and Abilene Merger dated August 31, 2002. Abilene Merger shall be the surviving entity.
Section 6.2 Conditions Precedent. The transaction described in this Article VI is conditioned upon the prior occurrence of the transactions described in Article II followed by the transaction described in Article III followed by the transactions described in Article IV followed by the transaction described in Article V.
ARTICLE VII.
DISTRIBUTION OF QHG STOCK
Section 7.1 Distribution of QHG Stock to Quorum. Effective as of December 31, 2002, SCHI shall distribute to Quorum, the sole shareholder of SCHI, all of the capital stock of QHG owned by SCHI.
Section 7.2 Conditions Precedent. The transaction described in this Article VII is conditioned upon the prior occurrence of the transactions described in Article II followed by the transaction described in Article III followed by the transactions described in Article IV followed by the transaction described in Article V followed by the transaction described in Article VI.
ARTICLE VIII.
TRANSACTION SUMMARY
The parties intend that the foregoing transactions will result in the following organizational structure:
(a) Abilene Merger will be the sole member of Triad-ARMC and the sole member of Abilene Hospital.
(b) Triad-ARMC and Abilene Hospital will be the general partner and limited partner, respectively, of ARMC LP.
(c) ARMC LP will own all of the assets of ARMC.
(d) Quorum will be the sole shareholder of QHG.
(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the 30th day of August, 2002.

QUORUM, INC.	NC-SCHI, INC.

By: /s/Donald P. Fay	By: /s/Donald P. Fay
Name: Donald P. Fay	Name: Donald P. Fay
Title: EVP	Title: EVP

TRIAD-ARMC, LLC	ABILENE HOSPITAL, LLC

By: /s/Donald P. Fay	By: /s/Donald P. Fay
Name: Donald P. Fay	Name: Donald P. Fay
Title: EVP	Title: EVP

ABILENE MERGER, LLC	ARMC, L.P.

By: /s/Donald P. Fay	By: /s/Donald P. Fay
Name: Donald P. Fay	Name: Donald P. Fay
Title: EVP	Title: EVP